Exhibit 99.1

UnionBanCal Corporation Reports First Quarter Net Income of $147 Million

First Quarter Highlights:

  Net income was $147 million, up from $123 million for the prior quarter, but down from $195 million for the year-ago quarter.
  Total loans held for investment, excluding purchased credit-impaired (PCI) loans, at March 31, 2013, were $59.8 billion, up from $58.8 billion at December 31, 2012, and up from $53.5 billion at March 31, 2012.
  Core deposits at March 31, 2013, were $63.6 billion, down from $63.8 billion at December 31, 2012, and up from $53.1 billion at March 31, 2012.
  Total provision for credit losses was $12 million, compared with a benefit of $15 million for the prior quarter, and a benefit of $3 million for the year-ago quarter.
  Key asset quality metrics continue to be strong. Excluding PCI loans and FDIC covered other real estate owned (OREO):
    Nonperforming assets at quarter-end were $520 million, or 0.54 percent of total assets, unchanged from the previous quarter.
    Net charge-offs were low at $12 million for the quarter, or an annualized 0.08 percent of average total loans held for investment, compared with less than $1 million for the prior quarter and $54 million a year ago.
  Net interest margin was 3.01 percent, down from 3.17 percent for the prior quarter, and down from 3.20 percent for the year-ago quarter.
  Capital ratios remained strong during the quarter:
    Tier 1 common capital ratio, measured using Basel I risk-weighted assets, was 12.48 percent at March 31, 2013, up 13 basis points from 12.35 percent at December 31, 2012.
    Tangible common equity ratio was 10.05 percent at March 31, 2013, up 13 basis points from 9.92 percent at December 31, 2012.
  On April 7, 2013, Union Bank announced that it reached an agreement to acquire PB Capital Corporation's institutional commercial real estate (CRE) lending portfolio.

SAN FRANCISCO--(BUSINESS WIRE)--April 24, 2013--UnionBanCal Corporation (the Company), parent company of San Francisco-based Union Bank, N.A., today reported first quarter 2013 results. Net income for the quarter was $147 million, up from $123 million for the prior quarter, and down from $195 million for the year-ago quarter. Net income was higher compared to the prior quarter primarily due to higher noninterest income and lower income tax expense, partially offset by lower net interest income.

On April 7, 2013, Union Bank announced that it reached an agreement to acquire PB Capital Corporation's (PB Capital) institutional CRE lending portfolio. The acquisition will expand Union Bank's CRE presence in the U.S. and enhance its geographic and asset class diversification. It will also add a desirable real estate customer base and a seasoned management team. Headquartered in New York, the CRE lending division of PB Capital has approximately $3.7 billion in loans outstanding on properties in major metropolitan areas across the U.S. The acquisition is subject to customary closing conditions, and is expected to be completed in the second quarter of 2013.

Summary of First Quarter Results

First Quarter Total Revenue

For first quarter 2013, total revenue (net interest income plus noninterest income) was $903 million, up $14 million compared with fourth quarter 2012. Net interest income decreased 1 percent, and noninterest income increased 9 percent. The net interest margin was 3.01 percent, down 16 basis points from 3.17 percent for the prior quarter.

Net interest income for first quarter 2013 was $648 million, down $7 million, or 1 percent, compared with fourth quarter 2012. The decrease in net interest income was primarily due to a decline in the net interest margin, which reflected the repricing of loans, primarily commercial and industrial loans and residential mortgage loans, and securities in the current low interest rate environment. The decline in the net interest margin was partially offset by an increase in average earning assets, reflecting organic growth and the full-quarter effect of the acquisition of Pacific Capital Bancorp (PCBC) that was completed December 1, 2012.

Average total loans held for investment, excluding PCI loans, increased $2.9 billion, or 5 percent, compared with fourth quarter 2012, primarily due to a full-quarter’s inclusion of the PCBC acquisition. Deposit balances grew significantly during the quarter, primarily due to organic deposit growth and the PCBC acquisition. Average interest bearing deposits increased $3.9 billion, or 8 percent, and average noninterest bearing deposits increased $0.8 billion, or 3 percent.

For first quarter 2013, noninterest income was $255 million, up $21 million, or 9 percent, compared with fourth quarter 2012, primarily due to higher net gains on the sale of securities resulting from portfolio rebalancing activities.

Compared to first quarter 2012, total revenue grew $48 million, with net interest income up 1 percent and noninterest income up 19 percent. Net interest income increased $7 million compared with the year-ago quarter, primarily due to loan growth. Net interest margin declined 19 basis points, primarily due to lower yields on loans and securities and a higher level of interest bearing deposits in banks.

Average total loans held for investment, excluding PCI loans, increased $6.2 billion, or 12 percent, compared with first quarter 2012, primarily due to organic loan growth, as well as the PCBC acquisition. Average interest bearing deposits increased $5.5 billion, or 13 percent, and average noninterest bearing deposits increased $4.3 billion, or 21 percent.

Noninterest income increased $41 million, or 19 percent, compared with first quarter 2012, primarily due to higher net gains on the sale of securities. Fees from trading account activities decreased primarily due to lower customer derivative trading activity.

First Quarter Noninterest Expense

Noninterest expense for first quarter 2013 was $713 million, flat compared with fourth quarter 2012. Staff expenses increased $13 million, reflecting the impact of a full quarter of PCBC staffing costs, as well as annual seasonal factors. Non-staff expenses decreased $15 million, primarily due to lower professional and outside services expense and lower merger costs related to acquisitions. First quarter 2013 non-staff expenses included a $15 million provision for losses on off-balance sheet commitments, compared with a $10 million reversal of provision for losses on off-balance sheet commitments in fourth quarter 2012.

Noninterest expense for first quarter 2013 was up $99 million, or 16 percent, compared with first quarter 2012. Staff expense increased $57 million, primarily due to the PCBC acquisition and higher pension and health benefits expense. Non-staff expense increased primarily due to the PCBC acquisition and various regulatory and compliance costs. The provision for losses on off-balance sheet commitments was $15 million for first quarter 2013, compared with a benefit of $2 million for first quarter 2012.

Taxes

The effective tax rate for first quarter 2013 was 26 percent, compared with an effective tax rate of 34 percent for fourth quarter 2012. The decrease in the effective tax rate was primarily due to fourth quarter adjustments to 2012 tax expense for higher than previously-expected earnings.

Balance Sheet

At March 31, 2013, the Company had total assets of $97.0 billion, flat compared with December 31, 2012. At March 31, 2013, total deposits were $74.0 billion, down slightly compared with December 31, 2012. Core deposits at March 31, 2013, were $63.6 billion, down less than $0.2 billion, or less than 1 percent, compared with December 31, 2012.

Credit Quality

Excluding PCI loans and FDIC covered OREO, nonperforming assets ended the quarter at $520 million, or 0.54 percent of total assets; unchanged from December 31, 2012; and down from $558 million, or 0.61 percent of total assets, at March 31, 2012.

Excluding PCI loans, net charge-offs were low at $12 million for first quarter 2013, or an annualized 0.08 percent of average total loans. This was up from net charge-offs of less than $1 million in fourth quarter 2012, and down from net charge-offs of $54 million, or an annualized 0.41 percent of average total loans, for first quarter 2012.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In first quarter 2013, the provision for loan losses was a benefit of $3 million and the provision for losses on off-balance sheet commitments was $15 million, for a total provision for credit losses of $12 million for first quarter 2013. This compares with a benefit of $15 million for fourth quarter 2012. The primary drivers of the higher total provision were updates to the attributions for certain sectors within the commercial portfolio segment and higher criticized loan levels.

The allowance for credit losses as a percent of total loans, excluding PCI loans, was 1.30 percent at March 31, 2013, compared with 1.31 percent at December 31, 2012, and 1.54 percent at March 31, 2012. The allowance for credit losses as a percent of nonaccrual loans, excluding PCI loans, was 158 percent at March 31, 2013, compared with 162 percent at December 31, 2012, and 155 percent at March 31, 2012.

Capital

At March 31, 2013, the Company’s stockholder’s equity was $12.6 billion, up $103 million, or 1 percent, from December 31, 2012, and tangible common equity was $9.4 billion, up $122 million, or 1 percent, from December 31, 2012. The Company’s tangible common equity ratio was 10.05 percent at March 31, 2013, up 13 basis points from 9.92 percent at December 31, 2012. The Basel I Tier 1 common and Tier 1 risk-based capital ratios were 12.48 percent and 12.56 percent, respectively, at March 31, 2013. Additionally, the Basel I Total risk-based capital ratio was 14.05 percent at March 31, 2013. In March 2013, the Company received notification that the Federal Reserve did not object to the Company’s planned capital actions.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding privatization transaction impact, foreclosed asset expense and other credit costs, (reversal of) provision for losses on off-balance sheet commitments, productivity initiative costs, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated variable interest entities, merger costs related to acquisitions, debt termination fees from balance sheet repositioning, gains from certain securities associated with balance sheet repositioning, or intangible asset amortization, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses or credits. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s business results. This press release also includes additional capital ratios (the tangible common equity and Basel I Tier 1 common capital ratios) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of UnionBanCal’s capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to the Company’s announced acquisition of PB Capital Corporation’s Institutional CRE lending portfolio. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission (SEC), including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $97 billion at March 31, 2013. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank operated 443 branches in California, Washington, Oregon, Texas, Illinois, and New York as well as two international offices, on March 31, 2013. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1

						Percent Change to
	As of and for the Three Months Ended					March 31, 2013 from
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	March 31,
(Dollars in millions)	2013	2012	2012	2012	2012	2012	2012
Results of operations:
Net interest income	$648	$655	$641	$646	$641	(1)%	1%
Noninterest income	255	234	202	188	214	9	19
Total revenue	903	889	843	834	855	2	6
Noninterest expense	713	715	638	599	614	-	16
Pre-tax, pre-provision income (1)	190	174	205	235	241	9	(21)
(Reversal of) provision for loan losses	(3)	(5)	45	(14)	(1)	(40)	(200)
Income before income taxes and including noncontrolling interests	193	179	160	249	242	8	(20)
Income tax expense	50	60	42	67	51	(17)	(2)
Net income including noncontrolling interests	143	119	118	182	191	20	(25)
Deduct: Net loss from noncontrolling interests	4	4	6	5	4	-	-
Net income attributable to UnionBanCal Corporation (UNBC)	$147	$123	$124	$187	$195	20	(25)

Balance sheet (end of period):
Total assets	$96,959	$96,992	$88,185	$87,939	$92,323	-	5
Total securities	22,816	22,455	22,089	22,890	25,432	2	(10)
Total loans held for investment	60,882	60,034	55,410	54,291	54,322	1	12
Core deposits (2)	63,585	63,769	55,141	53,378	53,125	-	20
Total deposits	73,990	74,255	65,143	63,443	65,089	-	14
Long-term debt	5,314	5,622	5,540	6,444	5,554	(5)	(4)
UNBC stockholder's equity	12,594	12,491	12,437	12,076	11,821	1	7

Balance sheet (period average):
Total assets	$96,649	$92,051	$87,881	$89,479	$89,449	5	8
Total securities	21,824	21,903	22,496	24,223	24,265	-	(10)
Total loans held for investment	60,553	57,242	55,285	54,937	54,149	6	12
Earning assets	87,055	82,776	79,137	80,625	80,503	5	8
Total deposits	74,256	69,601	64,420	64,499	64,425	7	15
UNBC stockholder's equity	12,584	12,559	12,209	11,905	11,621	-	8

Performance ratios:
Return on average assets (3)	0.61%	0.54%	0.56%	0.84%	0.88%
Return on average UNBC stockholder's equity (3)	4.67	3.93	4.03	6.32	6.75
Return on average assets excluding the impact of privatization transaction and merger costs related to acquisitions (3) (4)	0.72	0.68	0.62	0.90	0.93
Return on average stockholder's equity excluding the impact of privatization transaction and merger costs related to acquisitions (3) (4)	6.62	5.93	5.38	8.22	8.73
Efficiency ratio (5)	78.89	80.45	75.61	71.83	71.86
Adjusted efficiency ratio (6)	67.76	70.29	68.37	66.18	68.76
Net interest margin (3) (7)	3.01	3.17	3.25	3.23	3.20

Capital ratios:
Tier 1 risk-based capital ratio (8)	12.56%	12.44%	13.77%	13.78%	13.73%
Total risk-based capital ratio (8)	14.05	13.93	15.51	15.54	15.77
Leverage ratio (8)	10.70	11.18	12.03	11.58	11.35
Tier 1 common capital ratio (8) (9)	12.48	12.35	13.77	13.78	13.73
Tangible common equity ratio (10)	10.05	9.92	11.46	11.04	10.20

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Credit Quality (Unaudited)
Exhibit 2

						Percent Change to
	As of and for the Three Months Ended					March 31, 2013 from
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	March 31,
(Dollars in millions)	2013	2012	2012	2012	2012	2012	2012

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$(3)	$(3)	$43	$(13)	$1	-%	(400)%
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	-	(2)	2	(1)	(2)	100	100
(Reversal of) provision for losses on off-balance sheet commitments	15	(10)	(4)	(1)	(2)	250	nm
Total (reversal of) provision for credit losses	$12	$(15)	$41	$(15)	$(3)	180	500
Net loans charged off	$14	$5	$42	$31	$53	180	(74)
Nonperforming assets	607	616	637	658	706	(1)	(14)
Criticized loans held for investment (11)	1,545	1,277	1,520	1,443	1,620	21	(5)

Credit Ratios:
Allowance for loan losses to:
Total loans held for investment	1.05%	1.09%	1.21%	1.21%	1.30%
Nonaccrual loans	122.62	129.47	125.12	118.63	121.35
Allowance for credit losses to (12):
Total loans held for investment	1.27	1.28	1.43	1.45	1.54
Nonaccrual loans	149.24	152.67	148.80	142.20	144.01
Net loans charged off to average total loans held for investment (3)	0.10	0.03	0.30	0.22	0.40
Nonperforming assets to total loans held for investment and Other Real Estate Owned (OREO)	1.00	1.02	1.15	1.21	1.30
Nonperforming assets to total assets	0.63	0.63	0.72	0.75	0.76
Nonaccrual loans to total loans held for investment	0.85	0.84	0.96	1.02	1.07

Excluding purchased credit-impaired loans and FDIC covered OREO (13):
Allowance for loan losses to:
Total loans held for investment	1.06%	1.11%	1.20%	1.22%	1.30%
Nonaccrual loans	129.56	137.40	130.29	127.22	129.95
Allowance for credit losses to (12):
Total loans held for investment	1.30	1.31	1.43	1.46	1.54
Nonaccrual loans	157.75	162.05	155.39	152.64	154.55
Net loans charged off to average total loans held for investment (3)	0.08	0.01	0.29	0.21	0.41
Nonperforming assets to total loans held for investment and OREO	0.87	0.88	0.96	1.01	1.04
Nonperforming assets to total assets	0.54	0.54	0.60	0.62	0.61
Nonaccrual loans to total loans held for investment	0.82	0.81	0.92	0.96	1.00

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 3

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2013	2012	2012	2012	2012
Interest Income
Loans	$629	$629	$608	$608	$594
Securities	118	122	129	134	142
Other	3	3	1	-	2
Total interest income	750	754	738	742	738

Interest Expense
Deposits	65	62	56	57	58
Commercial paper and other short-term borrowings	1	1	2	3	3
Long-term debt	36	36	39	36	36
Total interest expense	102	99	97	96	97

Net Interest Income	648	655	641	646	641
(Reversal of) provision for loan losses	(3)	(5)	45	(14)	(1)
Net interest income after (reversal of) provision for loan losses	651	660	596	660	642

Noninterest Income
Service charges on deposit accounts	53	51	51	52	55
Trust and investment management fees	35	33	29	27	30
Trading account activities	8	33	26	25	31
Merchant banking fees	16	23	24	19	23
Securities gains, net	96	20	41	28	19
Brokerage commissions and fees	12	12	11	11	10
Card processing fees, net	9	8	8	8	8
Other	26	54	12	18	38
Total noninterest income	255	234	202	188	214

Noninterest Expense
Salaries and employee benefits	421	408	356	351	364
Net occupancy and equipment	75	70	65	64	68
Professional and outside services	58	81	54	47	46
Intangible asset amortization	16	19	20	21	21
Regulatory assessments	20	17	14	16	18
(Reversal of) provision for losses on off-balance sheet commitments	15	(10)	(4)	(1)	(2)
Other	108	130	133	101	99
Total noninterest expense	713	715	638	599	614

Income before income taxes and including noncontrolling interests	193	179	160	249	242
Income tax expense	50	60	42	67	51

Net Income including Noncontrolling Interests	143	119	118	182	191

Deduct: Net loss from noncontrolling interests	4	4	6	5	4
Net Income attributable to UNBC	$147	$123	$124	$187	$195

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
Exhibit 4

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions except for per share amount)	2013	2012	2012	2012	2012
Assets
Cash and due from banks	$1,265	$1,845	$1,237	$1,396	$1,371
Interest bearing deposits in banks	3,776	3,477	1,703	1,479	3,260
Federal funds sold and securities purchased under resale agreements	50	169	32	46	8
Total cash and cash equivalents	5,091	5,491	2,972	2,921	4,639
Trading account assets (includes $40 at March 31, 2013, $1 at December 31, 2012; $3 at September 30, 2012; $34 at June 30, 2012; and $3 at March 31, 2012 of assets pledged as collateral)	1,119	1,208	1,236	1,237	1,177
Securities available for sale	21,801	21,352	20,907	20,545	23,366
Securities held to maturity (Fair value: March 31, 2013, $1,036; December 31, 2012, $1,135; September 30, 2012, $1,224; June 30, 2012, $2,536; and March 31, 2012, $2,278)	1,015	1,103	1,182	2,345	2,066
Loans held for investment	60,882	60,034	55,410	54,291	54,322
Allowance for loan losses	(638)	(653)	(668)	(656)	(704)
Loans held for investment, net	60,244	59,381	54,742	53,635	53,618
Premises and equipment, net	707	710	637	649	663
Intangible assets, net	339	376	298	318	341
Goodwill	2,952	2,942	2,457	2,457	2,456
FDIC indemnification asset	285	338	401	449	521
Other assets	3,406	4,091	3,353	3,383	3,476
Total assets	$96,959	$96,992	$88,185	$87,939	$92,323

Liabilities
Deposits:
Noninterest bearing	$24,679	$25,478	$21,490	$20,777	$20,488
Interest bearing	49,311	48,777	43,653	42,666	44,601
Total deposits	73,990	74,255	65,143	63,443	65,089
Commercial paper and other short-term borrowings	2,228	1,363	2,091	3,035	6,680
Long-term debt	5,314	5,622	5,540	6,444	5,554
Trading account liabilities	742	895	952	976	922
Other liabilities	1,821	2,102	1,763	1,712	1,996
Total liabilities	84,095	84,237	75,489	75,610	80,241

Equity
UNBC Stockholder's Equity:
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,830 shares issued and outstanding as of March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012, and March 31, 2012	136	136	136	136	136
Additional paid-in capital	5,997	5,994	5,989	5,985	5,992
Retained earnings	7,022	6,875	6,752	6,628	6,441
Accumulated other comprehensive loss	(561)	(514)	(440)	(673)	(748)
Total UNBC stockholder's equity	12,594	12,491	12,437	12,076	11,821
Noncontrolling interests	270	264	259	253	261
Total equity	12,864	12,755	12,696	12,329	12,082
Total liabilities and equity	$96,959	$96,992	$88,185	$87,939	$92,323

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 5

	For the Three Months Ended
	March 31, 2013			December 31, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (7)	Rate (3)(7)	Balance	Expense (7)	Rate (3)(7)
Assets
Loans held for investment: (14)
Commercial and industrial	$21,341	$177	3.37%	$20,585	$182	3.53%
Commercial mortgage	9,898	101	4.10	8,814	91	4.12
Construction	650	8	5.21	687	8	4.24
Lease financing	1,062	7	2.49	987	11	4.50
Residential mortgage	22,858	222	3.88	21,914	220	4.01
Home equity and other consumer loans	3,602	34	3.84	3,527	33	3.79
Loans, before purchased credit-impaired loans	59,411	549	3.72	56,514	545	3.85
Purchased credit-impaired loans	1,142	80	28.33	728	85	46.39
Total loans held for investment	60,553	629	4.19	57,242	630	4.39
Securities	21,824	121	2.21	21,903	125	2.28
Interest bearing deposits in banks	4,223	3	0.25	3,250	2	0.26
Federal funds sold and securities purchased under resale agreements	171	-	0.19	79	-	0.20
Trading account assets	151	-	0.29	140	-	0.35
Other earning assets	133	-	0.64	162	-	0.49
Total earning assets	87,055	753	3.48	82,776	757	3.65
Allowance for loan losses	(653)			(673)
Cash and due from banks	1,399			1,375
Premises and equipment, net	705			663
Other assets	8,143			7,910
Total assets	$96,649			$92,051

Liabilities
Interest bearing deposits:
Transaction and money market accounts	$31,705	22	0.28	$28,988	18	0.25
Savings	5,855	2	0.14	5,436	2	0.14
Time	12,314	41	1.34	11,571	42	1.42
Total interest bearing deposits	49,874	65	0.53	45,995	62	0.53
Commercial paper and other short-term borrowings (15)	1,837	1	0.21	1,482	1	0.28
Long-term debt	5,406	36	2.68	5,562	36	2.61
Total borrowed funds	7,243	37	2.05	7,044	37	2.12
Total interest bearing liabilities	57,117	102	0.72	53,039	99	0.74
Noninterest bearing deposits	24,382			23,606
Other liabilities	2,302			2,588
Total liabilities	83,801			79,233

Equity
UNBC Stockholder's equity	12,584			12,559
Noncontrolling interests	264			259
Total equity	12,848			12,818
Total liabilities and equity	$96,649			$92,051

Net interest income/spread (taxable-equivalent basis)		651	2.76%		658	2.91%
Impact of noninterest bearing deposits			0.21			0.23
Impact of other noninterest bearing sources			0.04			0.03
Net interest margin			3.01			3.17
Less: taxable-equivalent adjustment		3			3
Net interest income		$648			$655

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 6

	For the Three Months Ended
	March 31, 2013			March 31, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (7)	Rate (3)(7)	Balance	Expense (7)	Rate (3)(7)
Assets
Loans held for investment: (14)
Commercial and industrial	$21,341	$177	3.37%	$19,650	$175	3.59%
Commercial mortgage	9,898	101	4.10	8,274	85	4.11
Construction	650	8	5.21	803	8	3.94
Lease financing	1,062	7	2.49	1,021	11	4.25
Residential mortgage	22,858	222	3.88	19,802	216	4.36
Home equity and other consumer loans	3,602	34	3.84	3,692	36	3.94
Loans, before purchased credit-impaired loans	59,411	549	3.72	53,242	531	4.00
Purchased credit-impaired loans	1,142	80	28.33	907	66	29.04
Total loans held for investment	60,553	629	4.19	54,149	597	4.42
Securities	21,824	121	2.21	24,265	142	2.35

Interest bearing deposits in banks	4,223	3	0.25	1,731	2	0.25
Federal funds sold and securities purchased under resale agreements	171	-	0.19	61	-	0.21
Trading account assets	151	-	0.29	151	-	0.62
Other earning assets	133	-	0.64	146	-	0.10
Total earning assets	87,055	753	3.48	80,503	741	3.68
Allowance for loan losses	(653)			(765)
Cash and due from banks	1,399			1,326
Premises and equipment, net	705			673
Other assets	8,143			7,712
Total assets	$96,649			$89,449

Liabilities
Interest bearing deposits:
Transaction and money market accounts	$31,705	22	0.28	$25,609	14	0.22
Savings	5,855	2	0.14	5,278	2	0.16
Time	12,314	41	1.34	13,443	42	1.24
Total interest bearing deposits	49,874	65	0.53	44,330	58	0.52
Commercial paper and other short-term borrowings (15)	1,837	1	0.21	4,335	3	0.29
Long-term debt	5,406	36	2.68	6,079	36	2.41
Total borrowed funds	7,243	37	2.05	10,414	39	1.53
Total interest bearing liabilities	57,117	102	0.72	54,744	97	0.71
Noninterest bearing deposits	24,382			20,095
Other liabilities	2,302			2,722
Total liabilities	83,801			77,561

Equity
UNBC Stockholder's equity	12,584			11,621
Noncontrolling interests	264			267
Total equity	12,848			11,888
Total liabilities and equity	$96,649			$89,449

Net interest income/spread (taxable-equivalent basis)		651	2.76%		644	2.97%
Impact of noninterest bearing deposits			0.21			0.19
Impact of other noninterest bearing sources			0.04			0.04
Net interest margin			3.01			3.20
Less: taxable-equivalent adjustment		3			3
Net interest income		$648			$641

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Loans and Nonperforming Assets (Unaudited)
Exhibit 7

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2013	2012	2012	2012	2012

Loans held for investment (period end)
Loans held for investment:
Commercial and industrial	$21,433	$20,827	$20,124	$19,465	$19,429
Commercial mortgage	9,918	9,939	8,293	8,188	8,510
Construction	659	627	678	613	776
Lease financing	1,060	1,104	962	994	1,023
Total commercial portfolio	33,070	32,497	30,057	29,260	29,738
Residential mortgage	23,146	22,705	21,335	20,729	20,081
Home equity and other consumer loans	3,542	3,647	3,494	3,604	3,654
Total consumer portfolio	26,688	26,352	24,829	24,333	23,735
Loans held for investment, before purchased credit-impaired loans	59,758	58,849	54,886	53,593	53,473
FDIC covered loans:
Purchased credit-impaired loans	1,124	1,185	524	698	849
Total loans held for investment	$60,882	$60,034	$55,410	$54,291	$54,322

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial and industrial	$49	$48	$36	$75	$71
Commercial mortgage	57	65	91	101	120
Construction	-	-	-	-	16
Total commercial portfolio	106	113	127	176	207
Residential mortgage	326	306	325	293	301
Home equity and other consumer loans	59	56	52	44	26
Total consumer portfolio	385	362	377	337	327
Nonaccrual loans, before purchased credit-impaired loans	491	475	504	513	534
Purchased credit-impaired loans	29	30	30	40	46
Total nonaccrual loans	520	505	534	553	580

OREO	29	45	22	26	24
FDIC covered OREO	58	66	81	79	102

Total nonperforming assets	$607	$616	$637	$658	$706

Total nonperforming assets, excluding purchased credit-impaired loans and FDIC covered OREO	$520	$520	$526	$539	$558

Loans 90 days or more past due and still accruing (16)	$3	$1	$1	$1	$2

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Allowance for Credit Losses (Unaudited)
Exhibit 8

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2013	2012	2012	2012	2012

Analysis of Allowance for Credit Losses
Balance, beginning of period	$653	$668	$656	$704	$764

(Reversal of) provision for loan losses, excluding FDIC covered loans	(3)	(3)	43	(13)	1
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	-	(2)	2	(1)	(2)
Increase (decrease) in allowance covered by FDIC indemnification	2	(4)	8	(3)	(6)
Other	-	(1)	1	-	-

Loans charged off:
Commercial and industrial	(1)	(6)	(12)	(10)	(34)
Commercial mortgage	(2)	(3)	(1)	(5)	(6)
Construction	-	-	-	(11)	-
Total commercial portfolio	(3)	(9)	(13)	(26)	(40)
Residential mortgage	(7)	(6)	(22)	(9)	(12)
Home equity and other consumer loans	(6)	(9)	(19)	(7)	(11)
Total consumer portfolio	(13)	(15)	(41)	(16)	(23)
FDIC covered loans	(3)	(8)	(3)	(2)	-
Total loans charged off	(19)	(32)	(57)	(44)	(63)

Recoveries of loans previously charged off:
Commercial and industrial	3	6	7	8	4
Commercial mortgage	-	10	5	-	3
Construction	-	2	1	5	1
Lease financing	-	5	-	-	-
Total commercial portfolio	3	23	13	13	8
Home equity and other consumer loans	1	1	1	-	1
Total consumer portfolio	1	1	1	-	1
FDIC covered loans	1	3	1	-	1
Total recoveries of loans previously charged off	5	27	15	13	10
Net loans charged off	(14)	(5)	(42)	(31)	(53)

Ending balance of allowance for loan losses	638	653	668	656	704
Allowance for losses on off-balance sheet commitments	138	117	126	130	131
Total allowance for credit losses	$776	$770	$794	$786	$835

Components of allowance for loan losses:
Allowance for loan losses, excluding allowance on purchased credit-impaired loans	$637	$652	$656	$652	$694
Allowance for loan losses on purchased credit-impaired loans	1	1	12	4	10
Total allowance for loan losses	$638	$653	$668	$656	$704

UnionBanCal Corporation and Subsidiaries
Securities Available for Sale (Unaudited)
Exhibit 9

					Fair Value	Fair Value
	March 31, 2013		December 31, 2012		Amount Change from	% Change from
	Amortized	Fair	Amortized	Fair	December 31,	December 31,
(Dollars in millions)	Cost	Value	Cost	Value	2012	2012

U.S. government sponsored agencies	$468	$472	$866	$885	$(413)	(47)%
Residential mortgage-backed securities:
U.S. government and government sponsored agencies	13,172	13,281	13,104	13,333	(52)	(0)
Privately issued	358	362	445	443	(81)	(18)
Commercial mortgage-backed securities	3,500	3,563	2,863	2,971	592	20
Collateralized loan obligations	2,296	2,302	1,996	1,959	343	18
Securities available for sale before other debt and equity securities	19,794	19,980	19,274	19,591	389	2
Other debt securities:
Conduit debt bonds	1,557	1,532	1,482	1,438	94	7
Other	253	258	301	304	(46)	(15)
Equity securities	30	31	19	19	12	63
Total securities available for sale	$21,634	$21,801	$21,076	$21,352	$838	4%

UnionBanCal Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures (Unaudited)

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.
Exhibit 10

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2013	2012	2012	2012	2012

Net income attributable to UNBC	$147	$123	$124	$187	$195
Adjustments for merger costs related to acquisitions, net of tax	24	26	3	2	1
Net adjustments for privatization transaction, net of tax	(1)	2	5	7	6
Net income attributable to UNBC, excluding impact of privatization transaction and merger costs related to acquisitions	$170	$151	$132	$196	$202

Average total assets	$96,649	$92,051	$87,881	$89,479	$89,449
Net adjustments related to privatization transaction	2,330	2,345	2,359	2,377	2,394
Average total assets, excluding impact of privatization transaction	$94,319	$89,706	$85,522	$87,102	$87,055
Return on average assets (3)	0.61%	0.54%	0.56%	0.84%	0.88
Return on average assets, excluding impact of privatization transaction and merger costs related to acquisitions (3) (4)	0.72	0.68	0.62	0.90	0.93

Average UNBC stockholder's equity	$12,584	$12,559	$12,209	$11,905	$11,621
Adjustments for merger costs related to acquisitions	(48)	(15)	(5)	(2)	-
Net adjustments for privatization transaction	2,353	2,360	2,366	2,371	2,375
Average UNBC stockholder's equity, excluding impact of privatization transaction and merger costs related to acquisitions	$10,279	$10,214	$9,848	$9,536	$9,246
Return on average UNBC stockholder's equity (3)	4.67%	3.93%	4.03%	6.32%	6.75
Return on average UNBC stockholder's equity, excluding impact of privatization transaction and merger costs related to acquisitions(3) (4)	6.62	5.93	5.38	8.22	8.73

Noninterest expense	$713	$715	$638	$599	$614
Less: Foreclosed asset expense and other credit costs	(1)	6	-	1	1
Less: (Reversal of) provision for losses on off-balance sheet commitments	15	(10)	(4)	(1)	(2)
Less: Productivity initiative costs	4	19	10	2	6
Less: Low income housing credit (LIHC) investment amortization expense	15	17	15	18	13
Less: Expenses of the LIHC consolidated VIEs	6	6	10	8	7
Less: Merger costs related to acquisitions	40	43	6	3	1
Less: Net adjustments related to privatization transaction	14	17	21	21	22
Less: Debt termination fees from balance sheet repositioning	-	-	30	-	-
Less: Intangible asset amortization	3	-	-	-	-
Noninterest expense, as adjusted (a)	$617	$617	$550	$547	$566

Total revenue	$903	$889	$843	$834	$855
Add: Net interest income taxable-equivalent adjustment	3	3	3	3	3
Less: Productivity initiative gains	-	-	-	-	23
Less: Accretion related to privatization-related fair value adjustments	13	15	12	10	11
Less: Gains from certain securities associated with balance sheet repositioning	(8)	-	30	-	-
Less: Other credit costs	(9)	-	-	-	-
Total revenue, as adjusted (b)	$910	$877	$804	$827	$824
Adjusted efficiency ratio (a)/(b) (6)	67.76%	70.29%	68.37%	66.18%	68.76

Total UNBC stockholder's equity	$12,594	$12,491	$12,437	$12,076	$11,821
Less: Goodwill	2,952	2,942	2,457	2,457	2,456
Less: Intangible assets, except mortgage servicing rights (MSRs)	337	373	298	318	341
Less: Deferred tax liabilities related to goodwill and intangible assets	(122)	(129)	(117)	(115)	(123)
Tangible common equity (c)	$9,427	$9,305	$9,799	$9,416	$9,147
Tier 1 capital, determined in accordance with regulatory requirements	$10,031	$9,864	$10,196	$10,049	$9,853
Less: Junior subordinated debt payable to trusts	66	66	-	-	-
Tier 1 common equity (d)	$9,965	$9,798	$10,196	$10,049	$9,853
Total assets	$96,959	$96,992	$88,185	$87,939	$92,323
Less: Goodwill	2,952	2,942	2,457	2,457	2,456
Less: Intangible assets, except MSRs	337	373	298	318	341
Less: Deferred tax liabilities related to goodwill and intangible assets	(122)	(129)	(117)	(115)	(123)
Tangible assets (e)	$93,792	$93,806	$85,547	$85,279	$89,649
Risk-weighted assets, determined in accordance with regulatory requirements (f) (7)	$79,870	$79,321	$74,065	$72,905	$71,752
Tangible common equity ratio (c)/(e) (10)	10.05%	9.92%	11.46%	11.04%	10.20
Tier 1 common capital ratio (d)/(f) (8) (9)	12.48	12.35	13.77	13.78	13.73

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Footnotes
Exhibit 11

(1)	Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover loan losses through a credit cycle.

(2)	Core deposits exclude brokered deposits, foreign time deposits and domestic time deposits greater than $250,000.

(3)	Annualized.

(4)	These ratios exclude the impact of the privatization transaction and merger costs related to acquisitions. Management believes that these ratios provide useful supplemental information regarding UnionBanCal's business results. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(5)	The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income).

(6)	The adjusted efficiency ratio, a non-GAAP financial measure, is adjusted noninterest expense (noninterest expense excluding privatization-related expenses and fair value amortization/accretion, foreclosed asset expense and other credit costs, (reversal of) provision for losses on off-balance sheet commitments, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated VIEs, merger costs related to acquisitions, certain costs related to productivity initiatives, debt termination fees from balance sheet repositioning and intangible asset amortization) as a percentage of adjusted total revenue (net interest income (taxable-equivalent basis) and noninterest income), excluding impact of privatization, gains from productivity initiatives related to the sale of certain business units in 2012, gains from certain securities associated with balance sheet repositioning and other credit costs. Management discloses the adjusted efficiency ratio as a measure of the efficiency of our operations, focusing on those costs most relevant to our business activities. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(7)	Yields, interest income and net interest margin are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(8)	Estimated as of March 31, 2013.

(9)	The Tier 1 common capital ratio is the ratio of Tier 1 capital, less qualifying trust preferred securities, if any, to risk-weighted assets. The Tier 1 common capital ratio, a non-GAAP financial measure, facilitates the understanding of UnionBanCal's capital structure and is used to assess and compare the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(10)	The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible common equity divided by tangible assets. The methodology for determining tangible common equity may differ among companies. The tangible common equity ratio facilitates the understanding of UnionBanCal's capital structure and is used to assess and compare the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(11)	Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on internal ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status.

(12)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments.

(13)	These ratios exclude the impact of all purchased credit-impaired loans and FDIC covered OREO. Purchased credit-impaired loans and OREO related to the April 2010 acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank are covered under loss share agreements between Union Bank, N.A. and the Federal Deposit Insurance Corporation. Management believes the exclusion of purchased credit-impaired loans and FDIC covered OREO from certain asset quality ratios that include nonperforming loans, nonperforming assets, net loans charged off, total loans held for investment and the allowance for loan losses or credit losses in the numerator or denominator provides a better perspective into underlying asset quality trends.

(14)	Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(15)	Includes interest bearing trading liabilities.

(16)	Excludes loans totaling $125 million, $124 million, $88 million, $124 million, and $144 million that are 90 days or more past due and still accruing at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012, and March 31, 2012, respectively, which consist of loans accounted for in accordance with the accounting standards for purchased credit-impaired loans. The past due status of individual loans within the pools is not a meaningful indicator of credit quality, as potential credit losses are measured at the loan pool level.

nm = not meaningful

CONTACT:
UnionBanCal Corporation
Thomas Taggart, 415-765-2249
Corporate Communications
Michelle Crandall, 415-765-2780
Investor Relations